Exhibit 99.1

Earthstone Energy, Inc. Reports 2020 Third Quarter and Year-to-Date Financial Results and Updates Guidance

The Woodlands, Texas, November 4, 2020 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we”, “our” or “us”), today announced financial and operating results for the three months ended September 30, 2020.

Third Quarter 2020 Highlights

•	Average daily production of 16,959 Boepd(1)
•	Adjusted EBITDAX(2) of $36.4 million ($23.33 per Boe)
•	All-in cash costs(2) of $9.18 per Boe
•	Operating Margin(2) of $20.07 per Boe ($25.54 including realized hedge settlements)
•	Operating portion of net cash received in settlement of derivative contracts of $8.5 million
•	Free Cash Flow(2) of $33.8 million
•	Capital expenditures of 1.4 million
•	Reduction of long-term debt of $38.6 million
•	Net loss of (11.9) million, or (0.18) per Adjusted Diluted Share(2)
◦	Adjusted net income of $3.7 million, or $0.06 per Adjusted Diluted Share(2)

Year-to-Date 2020 Highlights

•	Average daily production of 15,433 Boepd(1)
•	Adjusted EBITDAX(2) of $114.4 million ($27.07 per Boe)
•	All-in cash costs(2) of $10.72 per Boe
•	Operating Margin(2) of $18.60 per Boe ($29.87 including realized hedge settlements)
•	Operating portion of net cash received in settlement of derivative contracts of $47.6 million
•	Free Cash Flow(2) of $63.8 million
•	Capital expenditures of $46.4 million
•	Reduction of long-term debt of $40.0 million
•	Net loss of (11.1) million, or (0.17) per Adjusted Diluted Share(2)
◦	Adjusted net income of $24.2 million, or $0.37 per Adjusted Diluted Share(2)
(1)	Represents reported sales volumes.
(2)	See "Non-GAAP Financial Measures" section below.

Management Comments

Mr. Robert J. Anderson, President and CEO of Earthstone, commented, “We produced outstanding operational and financial results in the third quarter, buoyed in particular by strong production volumes and our continued focus on managing operational and corporate costs. These results continue to validate our economic inventory and operating track record. For the third quarter, despite no drilling or completion activities, we managed to generate Adjusted EBITDAX of over $36 million, which is only a 5% decrease from the first quarter before the impact of COVID-19 on commodity prices had fully occurred. Further, we generated nearly $34 million in Free Cash Flow which allowed us to pay down over $38 million in debt. Since year-end 2019, we generated nearly $64 million in Free Cash Flow which allowed us to pay down debt by $40 million. All of this has contributed to our continued expectation that we will meet our target of being below 1x net debt to Adjusted EBITDAX at year-end.”

Mr. Anderson commented further, “With the strength of our production results, we are increasing our production guidance for full year 2020, largely comprised of higher natural gas and natural gas liquids volumes, with oil volumes approximately the same. We are also tightening our lease operating expense guidance, as we have been successful in driving down these costs.

“Additionally, we have initiated completions on a six-well pad in Upton County based on the current forecast for oil prices, reduction in service costs and our expectation of significant production and economic results from this pad, which we expect to be online around year-end. We also anticipate completing the remaining five drilled but uncompleted wells in our inventory in the first quarter of 2021. This completion activity is expected to keep our production relatively flat in 2021, on a year over year basis, which would contribute to significant Free Cash Flow in 2021.”

Updated 2020 Guidance

The Company has updated its 2020 guidance based on activities to date and expected for the remainder of 2020 as shown below. The Company has increased its average daily production guidance and decreased its per unit lease operating expense guidance. Further, the Company is increasing its capital expenditure guidance for the year by $12.5 million at the midpoint, which reflects incremental expected fourth quarter 2020 expenditures of approximately $20 million for newly added well completion activities, but offset by lower year-to-date spending of approximately $7.5 million than anticipated.

2020 Capital Expenditures	$ millions (Net)	Gross / Net Operated Wells Drilled & Awaiting Completion	Gross / Net Operated Wells On Line	Net Non-Operated Wells On Line
Drilling and Completions	$60 – 65	5 / 3.7	9 / 9.0	3.1
Land / Infrastructure	5
2020 Total Capital Expenditures	$65 – 70

2020 Average Daily Production (Boepd)	14,000 – 14,500
% Oil	58% – 59%
% Liquids	79% – 80%

2020 Operating Costs
Lease Operating Expense ($/Boe)	$5.25 - $5.50
Production and Ad Valorem Taxes (% of Revenue)	6.25% - 7.25%
Cash G&A(1) ($mm)	$15.5 – $16.5

Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond Earthstone’s control. See “Forward-Looking Statements” section below.

(1)	Cash G&A is a non-GAAP measure defined as general and administrative expenses less stock-based compensation which is not settled in cash.

Operations Update

We have initiated completions on six drilled but uncompleted wells on our Ratliff project in Upton County (100% working interest). These six wells have an average lateral length of approximately 8,400 feet with laterals in the Wolfcamp A, Wolfcamp B Upper and Lower and Wolfcamp C. These four zones have all been successfully produced by us or offset operators in close proximity to this project. These wells are expected to be online by year-end 2020, but we do not anticipate any meaningful production contribution in 2020. We plan to begin completions activity of the remaining five drilled but uncompleted wells on the Hamman Upton project (75% working interest) in January 2021.

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Total revenues	$41,047	$39,204	$107,848	$124,474

Lease operating expense	7,044	6,419	21,971	20,485

General and administrative expense (excluding stock-based compensation)	3,393	3,850	11,950	13,268
Stock-based compensation (non-cash)	2,403	2,207	7,665	6,680
General and administrative expense	$5,796	$6,057	$19,615	$19,948

Net (loss) income	$(11,858)	$26,127	$(11,053)	$7,220
Less: Net (loss) income attributable to noncontrolling interest	(6,413)	14,357	(5,977)	3,877
Net (loss) income attributable to Earthstone Energy, Inc.	(5,445)	11,770	(5,076)	3,343
Net (loss) income per common share(1)
Basic	(0.18)	0.41	(0.17)	0.12
Diluted	(0.18)	0.41	(0.17)	0.12
Adjusted EBITDAX(2)(5)	$36,399	$29,963	$114,448	$96,379

Production(3):
Oil (MBbls)	839	646	2,520	2,027
Gas (MMcf)	2,010	1,248	5,031	3,318
NGL (MBbls)	386	267	870	705
Total (MBoe)(4)	1,560	1,121	4,229	3,285
Average Daily Production (Boepd)	16,959	12,181	15,433	12,033
Average Prices:
Oil ($/Bbl)	39.50	54.89	36.92	55.08
Gas ($/Mcf)	1.31	0.72	0.96	0.64
NGL ($/Bbl)	13.60	10.71	11.46	15.17
Total ($/Boe)	26.31	34.98	25.50	37.89
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)(5)	49.34	59.43	55.14	60.42
Gas ($/Mcf)(5)	1.45	1.34	1.31	1.49
NGL ($/Bbl)	13.60	10.71	11.46	15.17
Total ($/Boe)(5)	31.78	38.29	36.77	42.05
Operating Margin per Boe
Average realized price(5)	$26.31	$34.98	$25.50	$37.89
Lease operating expense	4.51	5.73	5.20	6.24
Production and ad valorem taxes	1.73	2.41	1.70	2.44
Operating margin per Boe	20.07	26.84	18.60	29.21
Realized hedge settlements	5.47	3.31	11.27	4.16
Operating margin per Boe (including realized hedge settlements)	$25.54	$30.15	$29.87	$33.37

(1)	Net (loss) income per common share attributable to Earthstone Energy, Inc.
(2)	See “Non-GAAP Financial Measures” section below.
(3)	Represents reported sales volumes.
(4)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).
(5)	Includes $5.7 million and $2.1 million of cash proceeds related to hedges unwound during the second quarter of 2020 and first quarter of 2019, respectively.

Liquidity Update

As of September 30, 2020, we had $5.3 million in cash and $130.0 million of long-term debt outstanding under our senior secured revolving credit facility (our “Credit Facility”) with a borrowing base of $240 million. With the $110.0 million of undrawn borrowing base capacity and $5.3 million in cash, we had total liquidity of approximately $115.3 million. Through September 30, 2020, we had incurred $46.4 million of our updated estimated $65 - $70 million in capital expenditures for 2020. We expect to fund our remaining 2020 capital expenditures through internally generated funds.

As of September 30, 2020, we had outstanding borrowings under our Credit Facility of $130 million, which represents a reduction of 24% compared to the $170 million in outstanding borrowings as of December 31, 2019. In addition to this $40 million of debt reduction, we have reduced our Adjusted Working Capital Deficit(1) by $23.4 million since December 31, 2019. We remain in compliance with all covenants under our Credit Facility.

(1)	See "Non-GAAP Financial Measures" section below.

Subsequent to September 30, 2020 and through October 31, 2020, we have paid down an additional $8 million in outstanding borrowings under our Credit Facility. This debt reduction is in line with our 2020 expectations to generate adequate cash flows to further reduce our outstanding borrowings absent any extraordinary events. However, it should be noted that we may borrow temporarily as the timing of our cash flows may fluctuate between reporting periods.

Commodity Hedging

The following table sets forth our outstanding derivative contracts as of September 30, 2020. When aggregating multiple contracts, the weighted average contract price is disclosed.

As of September 30, 2020:

	Price Swaps
Period	Commodity	Volume (Bbls / MMBtu)	Weighted Average Price ($/Bbl / $/MMBtu)
Q4 2020	Crude Oil	552,000	$60.65
Q1 - Q4 2021	Crude Oil	1,460,000	$55.16
Q4 2020	Crude Oil Basis Swap (1)	598,000	$(1.50)
Q4 2020	Crude Oil Basis Swap (2)	92,000	$2.55
Q4 2020	Crude Oil Roll Swap (3)	552,000	$(1.79)
Q1 - Q4 2021	Crude Oil Basis Swap (1)	1,825,000	$1.05
Q4 2020	Natural Gas	644,000	$2.85
Q1 - Q4 2021	Natural Gas	4,380,000	$2.76
Q4 2020	Natural Gas Basis Swap (4)	644,000	$(1.07)
Q1 - Q4 202	Natural Gas Basis Swap (4)	4,380,000	$(0.45)

(1)	The basis differential price is between WTI Midland Argus Crude and the WTI NYMEX.
(2)	The basis differential price is between WTI Houston and the WTI NYMEX.
(3)	The swap is between WTI Roll and the WTI NYMEX.
(4)	The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

Conference Call Details

Earthstone is hosting a conference call on Thursday, November 5, 2020 at 12:30 p.m. Eastern (11:30 a.m. Central) to discuss the Company’s financial results for the third quarter of 2020 and its outlook for the remainder of 2020. Prepared remarks by Robert J. Anderson, President and Chief Executive Officer, and Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer, will be followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company website (www.earthstoneenergy.com). Please select “Events & Presentations” under the “Investors” section of the Company’s website and log on at least 10 minutes in advance to register.

A replay of the call and webcast will be available on the Company's website and by telephone until 12:30 p.m. Eastern (11:30 a.m. Central), Thursday, November 19, 2020. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13712498.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in development and operation of oil and natural gas properties. The Company’s primary assets are in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is traded on NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2019, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.

Executive Vice President – Chief Financial Officer

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

mark.lumpkin@earthstoneenergy.com

Scott Thelander

Vice President of Finance

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

scott@earthstoneenergy.com

EARTHSTONE ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash	$5,311	$13,822
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	12,097	29,047
Joint interest billings and other, net of allowance of $80 and $83 at September 30, 2020 and December 31, 2019, respectively	11,548	6,672
Derivative asset	25,097	8,860
Prepaid expenses and other current assets	1,560	1,867
Total current assets	55,613	60,268

Oil and gas properties, successful efforts method:
Proved properties	995,666	970,808
Unproved properties	236,482	260,271
Land	5,382	5,382
Total oil and gas properties	1,237,530	1,236,461

Accumulated depreciation, depletion and amortization	(271,012)	(195,567)
Net oil and gas properties	966,518	1,040,894

Other noncurrent assets:
Goodwill	—	17,620
Office and other equipment, net of accumulated depreciation and amortization of $3,558 and $3,180 at September 30, 2020 and December 31, 2019, respectively	1,044	1,311
Derivative asset	4,727	770
Operating lease right-of-use assets	2,769	3,108
Other noncurrent assets	1,331	1,572
TOTAL ASSETS	$1,032,002	$1,125,543
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,910	$25,284
Revenues and royalties payable	28,047	35,815
Accrued expenses	12,844	19,538
Asset retirement obligation	308	308
Derivative liability	1,040	6,889
Advances	93	11,505
Operating lease liabilities	768	570
Finance lease liabilities	96	206
Other current liabilities	11	43
Total current liabilities	50,117	100,158

Noncurrent liabilities:
Long-term debt	130,000	170,000
Deferred tax liability	15,294	15,154
Asset retirement obligation	2,027	1,856
Derivative liability	577	—
Operating lease liabilities	2,001	2,539
Finance lease liabilities	15	85
Other noncurrent liabilities	138	—
Total noncurrent liabilities	150,052	189,634

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Class A Common Stock, $0.001 par value, 200,000,000 shares authorized; 30,210,749 and 29,421,131 issued and outstanding at September 30, 2020 and December 31, 2019, respectively	30	29
Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 35,009,371 and 35,260,680 issued and outstanding at September 30, 2020 and December 31, 2019, respectively	35	35
Additional paid-in capital	537,990	527,246
Accumulated deficit	(186,787)	(181,711)
Total Earthstone Energy, Inc. equity	351,268	345,599
Noncontrolling interest	480,565	490,152
Total equity	831,833	835,751

TOTAL LIABILITIES AND EQUITY	$1,032,002	$1,125,543

EARTHSTONE ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUES
Oil	$33,158	$35,443	$93,017	$111,657
Natural gas	2,642	903	4,855	2,126
Natural gas liquids	5,247	2,858	9,976	10,691
Total revenues	41,047	39,204	107,848	124,474

OPERATING COSTS AND EXPENSES
Lease operating expense	7,044	6,419	21,971	20,485
Production and ad valorem taxes	2,696	2,698	7,198	8,001
Rig termination expense	—	—	426	—
Depreciation, depletion and amortization	28,538	14,079	76,096	42,281
Impairment expense	2,115	—	62,548	—
General and administrative expense	5,796	6,057	19,615	19,948
Transaction costs	(705)	215	(324)	797
Accretion of asset retirement obligation	47	52	137	160
Exploration expense	—	—	298	—
Total operating costs and expenses	45,531	29,520	187,965	91,672

(Loss) gain on sale of oil and gas properties	—	(120)	198	(446)

(Loss) income from operations	(4,484)	9,564	(79,919)	32,356

OTHER INCOME (EXPENSE)
Interest expense, net	(1,186)	(1,609)	(4,207)	(4,735)
(Loss) gain on derivative contracts, net	(6,040)	18,726	73,065	(19,672)
Other income (expense), net	(18)	21	120	(1)
Total other income (expense)	(7,244)	17,138	68,978	(24,408)

(Loss) income before income taxes	(11,728)	26,702	(10,941)	7,948
Income tax expense	(130)	(575)	(112)	(728)
Net (loss) income	(11,858)	26,127	(11,053)	7,220

Less: Net (loss) income attributable to noncontrolling interest	(6,413)	14,357	(5,977)	3,877

Net (loss) income attributable to Earthstone Energy, Inc.	$(5,445)	$11,770	$(5,076)	$3,343

Net (loss) income per common share attributable to Earthstone Energy, Inc.:
Basic	$(0.18)	$0.41	$(0.17)	$0.12
Diluted	$(0.18)	$0.41	$(0.17)	$0.12

Weighted average common shares outstanding:
Basic	30,073,635	29,032,842	29,810,705	28,883,907
Diluted	30,073,635	29,032,842	29,810,705	28,883,907

EARTHSTONE ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	For the Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(11,053)	$7,220
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, depletion and amortization	76,096	42,281
Impairment of proved and unproved oil and gas properties	44,928	—
Impairment of goodwill	17,620	—
Accretion of asset retirement obligations	137	160
Settlement of asset retirement obligations	—	(179)
(Gain) loss on sale of oil and gas properties	(198)	446
Total (gain) loss on derivative contracts, net	(73,065)	19,672
Operating portion of net cash received in settlement of derivative contracts	47,599	13,660
Stock-based compensation	7,665	6,680
Deferred income taxes	112	728
Amortization of deferred financing costs	241	336
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	12,102	(5,585)
(Increase) decrease in prepaid expenses and other current assets	(264)	(28)
Increase (decrease) in accounts payable and accrued expenses	1,976	(8,330)
Increase (decrease) in revenues and royalties payable	(7,768)	(9,042)
Increase (decrease) in advances	(11,412)	17,720
Net cash provided by operating activities	104,716	85,739
Cash flows from investing activities:
Additions to oil and gas properties	(72,869)	(120,685)
Additions to office and other equipment	(111)	(379)
Proceeds from sales of oil and gas properties	409	2
Net cash used in investing activities	(72,571)	(121,062)
Cash flows from financing activities:
Proceeds from borrowings	93,923	165,272
Repayments of borrowings	(133,923)	(119,099)
Cash paid related to the exchange and cancellation of Class A Common Stock	(531)	(827)
Cash paid for finance leases	(125)	(355)
Deferred financing costs	—	(228)
Net cash (used in) provided by financing activities	(40,656)	44,763
Net (decrease) increase in cash	(8,511)	9,440
Cash at beginning of period	13,822	376
Cash at end of period	$5,311	$9,816
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$3,613	$4,235
Non-cash investing and financing activities:
Accrued capital expenditures	$2,213	$50,615
Lease asset additions - ASC 842	$—	$4,710
Asset retirement obligations	$44	$43

Earthstone Energy, Inc.
Non-GAAP Financial Measures
Unaudited

The non-GAAP financial measures of Adjusted Diluted Shares, Adjusted EBITDAX, Adjusted Net Income, All-In Cash Costs, Free Cash Flow, Adjusted Working Capital Deficit and Operating Margin per Boe, as defined and presented below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX and Adjusted Net Income are presented herein and reconciled from the GAAP measure of net (loss) income because of their wide acceptance by the investment community as a financial indicator.

I. Adjusted Diluted Shares

We define “Adjusted Diluted Shares” as the weighted average shares of Class A Common Stock - Diluted outstanding plus the weighted average shares of Class B Common Stock outstanding.

Our Adjusted Diluted Shares measure provides a comparable per share measurement when presenting results such as Adjusted EBITDAX and Adjusted Net Income that include the interests of both Earthstone and the noncontrolling interest. Adjusted Diluted Shares is used in calculating several metrics that we use as supplemental financial measurements in the evaluation of our business, none of which should be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance.

Adjusted Diluted Shares for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Class A Common Stock - Diluted	30,073,635	29,032,842	29,810,705	28,883,907
Class B Common Stock	35,012,585	35,416,446	35,100,658	35,430,594
Adjusted Diluted Shares	65,086,220	64,449,288	64,911,363	64,314,501

II. Adjusted EBITDAX

The non-GAAP financial measure of Adjusted EBITDAX (as defined below), as calculated by us below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP. Further, this non-GAAP measure should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net (loss) income because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net (loss) income plus, when applicable, accretion of asset retirement obligations; impairment expense; depreciation, depletion and amortization; interest expense, net; transaction costs; loss (gain) on sale of oil and gas properties, net; rig termination expense; exploration expense; unrealized loss (gain) on derivative contracts; stock-based compensation (non-cash); and income tax expense.

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net (loss) income as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net (loss) income to Adjusted EBITDAX for the periods indicated:

($000s, except per Boe data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(11,858)	$26,127	$(11,053)	$7,220
Accretion of asset retirement obligations	47	52	137	160
Depreciation, depletion and amortization	28,538	14,079	76,096	42,281
Impairment expense	2,115	-	62,548	-
Interest expense, net	1,186	1,609	4,207	4,735
Transaction costs	(705)	215	(324)	797
Loss (gain) on sale of oil and gas properties	-	120	(198)	446
Rig termination expense	-	-	426	-
Exploration expense	-	-	298	-
Unrealized loss (gain) on derivative contracts	14,543	(15,021)	(25,466)	33,332
Stock based compensation (non-cash)(1)	2,403	2,207	7,665	6,680
Income tax expense	130	575	112	728
Adjusted EBITDAX	$36,399	$29,963	$114,448	$96,379
Total production (MBoe)(2)(3)	1,560	1,121	4,229	3,285
Adjusted EBITDAX per Boe	$23.33	$26.74	$27.07	$29.34

(1)	Included in General and administrative expense in the Condensed Consolidated Statements of Operations.
(2)	Represents reported sales volumes.
(3)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

III. Adjusted Net Income

We define “Adjusted Net Income” as net (loss) income plus, when applicable, unrealized loss (gain) on derivative contracts; impairment expense; loss (gain) on sale of oil and gas properties; write-off of deferred financing costs; transaction costs; and the associated changes in estimated income tax.

Our Adjusted Net Income measure provides additional information that may be used to further understand our operations. Adjusted Net Income is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net (loss) income as an indicator of operating performance. Certain items excluded from Adjusted Net Income are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted Net Income, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net (loss) income to Adjusted Net Income for the periods indicated:

($000s, except share and per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(11,858)	$26,127	$(11,053)	$7,220
Unrealized loss (gain) on derivative contracts	14,543	(15,021)	(25,466)	33,332
Impairment expense	2,115	-	62,548	-
Loss (gain) on sale of oil and gas properties	-	120	(198)	446
Transaction costs	(705)	215	(324)	797
Income tax effect of the above	(423)	301	(1,312)	(710)
Adjusted Net Income	$3,672	$11,742	$24,195	$41,085
Adjusted Diluted Shares	65,086,220	64,449,288	64,911,363	64,314,501
Adjusted Net Income per Adjusted Diluted Share	$0.06	$0.18	$0.37	$0.64

IV. All-In Cash Costs

We define “All-In Cash Costs” as lease operating expenses plus production and ad valorem taxes, interest expense, net, and general and administrative expense (excluding stock-based compensation).

Our All-In Cash Costs measure provides additional information that may be used to further understand our total cost of production. We use All-In Cash Costs as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. All-In Cash Costs should not be considered as an alternative to, or more meaningful than, net (loss) income as an indicator of operating performance. All-In Cash Costs, as used by us, may not be comparable to similarly titled measures reported by other companies.

All-In Cash Costs for the periods indicated:

($000s, except per Boe data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Lease operating expense	$7,044	$6,419	$21,971	$20,485
Production and ad valorem taxes	2,696	2,698	7,198	8,001
Interest expense, net	1,186	1,609	4,207	4,735
General and administrative expense (excluding stock-based compensation)	3,393	3,850	11,950	13,268
All-In Cash Costs	$14,319	$14,576	$45,326	$46,489
Total production (MBoe)(1)(2)	1,560	1,121	4,229	3,285
All-In Cash Costs per Boe	$9.18	$13.01	$10.72	$14.15

(1)	Represents reported sales volumes.
(2)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

V. Free Cash Flow

Free Cash Flow is a measure that we use as an indicator of our ability to fund our development activities. We define Free Cash Flow as Adjusted EBITDAX (defined above), less interest expense, less accrual-based capital expenditures.

Management believes that Free Cash Flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company’s financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

Free Cash Flow for the periods indicated:

($000s)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted EBITDAX	$36,399	$29,963	$114,448	$96,379
Interest expense, net	(1,186)	(1,609)	(4,207)	(4,735)
Capital expenditures (accrual basis)	(1,378)	(78,603)	(46,442)	(152,398)
Free Cash Flow	$33,835	$(50,249)	$63,799	$(60,754)

VI. Adjusted Working Capital Deficit

Adjusted Working Capital Deficit is calculated as the difference between i) total current assets, excluding the current portion of derivative assets, and ii) total current liabilities, excluding the current portions of asset retirement obligation (“ARO”), derivative liability, operating lease liabilities, finance lease liabilities, and other current liabilities.

Management believes that Adjusted Working Capital Deficit is useful to investors as it provides a better measure of current liquidity relating to producing and drilling operations by excluding derivative assets and liabilities, ARO, lease liabilities and other current liabilities. Adjusted Working Capital Deficit, as used by us, may not be comparable to similarly titled measures reported by other companies.

Adjusted Working Capital Deficit for the periods indicated:

($000s)	September 30,	December 31,
	2020	2019
Total current assets	$55,613	$60,268
Less: Derivative asset	(25,097)	(8,860)
Total current assets, Adjusted	30,516	51,408

Total current liabilities	50,117	100,158
Less: Asset retirement obligation	(308)	(308)
Less: Derivative liability	(1,040)	(6,889)
Less: Operating lease liabilities	(768)	(570)
Less: Finance lease liabilities	(96)	(206)
Less: Other current liabilities	(11)	(43)
Total current liabilities, Adjusted	47,894	92,142

Adjusted Working Capital Deficit	$(17,378)	$(40,734)

VII. Operating Margin per Boe and Operating Margin per Boe (including realized hedge settlements)

Operating Margin per Boe is a non-GAAP financial measure that we use to evaluate our operating performance on a per Boe basis. We define Operating Margin per Boe as average realized price per Boe minus lease operating expense per BOE and production and ad valorem taxes per Boe. Operating Margin per Boe (including realized hedge settlements) is calculated as the sum of Operating Margin per Boe and Realized hedge settlements per Boe.

Our Operating Margin per Boe measure provides additional information that may be used to further understand our operating margins. We use Operating Margin per Boe as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. Operating Margin per Boe should not be considered as an alternative to, or more meaningful than, net (loss) income as an indicator of operating performance. Operating Margin per Boe, as used by us, may not be comparable to similarly titled measures reported by other companies.